Exhibit 23(a)



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of CNB Bancshares, Inc. on Form S-8 of our report dated May 13, 1999, incorporated in the Annual Report on Form 11-K of Citizens Incentive Savings Plan for the year ended December 31, 1998.


/s/ Olive LLP
Evansville, Indiana
June 24, 1999